Exhibit 99.3
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

INVESTORS BANK,

INVESTORS BANCORP, INC.,

INVESTORS BANCORP, MHC

And

GCF BANK,

GATEWAY COMMUNITY FINANCIAL CORP.

GATEWAY COMMUNITY FINANCIAL, MHC

Dated as of April 5, 2013

TABLE OF CONTENTS

ARTICLE I1
Section 1.01 Definitions1
ARTICLE II8
Section 2.01 Effects of Mergers; Surviving Institutions.8
Section 2.02 Effect on Outstanding Shares of Investors Bancorp Common Stock.9
Section 2.03 Closing; Effective Time.9
ARTICLE III10
Section 3.01 Organization10
Section 3.02 Capitalization11
Section 3.03 Authority; No Violation11
Section 3.04 Consents12
Section 3.05 Gateway Regulatory Reports and Financial Statements13
Section 3.06 Taxes13
Section 3.07 No Material Adverse Effect14
Section 3.08 Contracts14
Section 3.09 Ownership of Property; Insurance Coverage.15
Section 3.10 Legal Proceedings.16
Section 3.11 Compliance With Applicable Law17
Section 3.12 ERISA.18
Section 3.13 Brokers, Finders and Financial Advisors20
Section 3.14 Environmental Matters20
Section 3.15 Loan Portfolio.21
Section 3.16 [Intentionally left blank]22
Section 3.17 Related Party Transactions22
Section 3.18 Deposits22
Section 3.19 Derivative Transactions22
Section 3.20 Intellectual Property22
ARTICLE IV23
Section 4.01 Organization23
Section 4.02 Capitalization24
Section 4.03 Authority; No Violation24
Section 4.04 Consents25
Section 4.05 Investors Financial Statements25
Section 4.06 Material Adverse Effect27
Section 4.07 Legal Proceedings27
Section 4.08 Compliance With Applicable Law27
Section 4.09 Investors Benefit Plans28
Section 4.10 Securities Documents28
Section 4.11 Environmental Matters29

Section 4.12 Loan Portfolio29

ARTICLE V29
Section 5.01 Conduct of the Business of Gateway30
Section 5.02 Access; Confidentiality33
Section 5.03 Regulatory Matters and Consents34
Section 5.04 Taking of Necessary Action35
Section 5.05 Certain Agreements35
Section 5.06 Duty to Advise; Duty to Update the Gateway Disclosure Schedules36
Section 5.07 Conduct of Investors’ Business37
Section 5.08 Board and Committee Minutes37
Section 5.09 Undertakings by the Parties37
Section 5.10 Employee and Termination Benefits; Directors and Management39
Section 5.11 Duty to Advise; Duty to Update the Investors Disclosure Schedules41
Section 5.12 GCF Bank Branches.42
ARTICLE VI42
CONDITIONS42
Section 6.01 Conditions to the Obligations of Both Parties Under this Agreement42
Section 6.02 Conditions to the Obligations of the Gateway Parties Under this Agreement42
Section 6.03 Conditions to the Obligations of the Investors Parties Under this Agreement43
ARTICLE VII44
Section 7.01 Termination44
Section 7.02 Effect of Termination44
ARTICLE VIII45
Section 8.01 Expenses45
Section 8.02 Non-Survival of Representations and Warranties45
Section 8.03 Amendment, Extension and Waiver45
Section 8.04 Entire Agreement; No Third Party Beneficiaries45
Section 8.05 No Assignment46
Section 8.06 Notices46
Section 8.07 Captions47
Section 8.08 Counterparts47
Section 8.09 Severability47
Section 8.10 Governing Law47
Section 8.11 Specific Performance47
Section 8.11 Interpretation48

Exhibit A    Form of Merger Agreement Relating to the Bank Merger

Exhibit B	Form of Merger Agreement Relating to the MHC Merger

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 5, 2013, is by and between (i) Investors Bank, a New Jersey savings bank (“Investors Bank”), Investors Bancorp, Inc., a Delaware corporation (“Investors Bancorp”), Investors Bancorp, MHC, a New Jersey mutual holding company (“Investors MHC”), and (ii) GCF Bank, a Federal savings bank (“GCF Bank”), Gateway Community Financial Corp., a Federal corporation (“Gateway Financial”), and Gateway Community Financial, MHC, a Federal mutual holding company (“Gateway MHC”). Each of Investors Bank, Investors Bancorp, Investors MHC, GCF Bank, Gateway Financial and Gateway MHC is sometimes individually referred to herein as a “Party,” and Investors Bank, Investors Bancorp, Investors MHC, GCF Bank, Gateway Financial and Gateway MHC are collectively sometimes referred to as the “Parties.”
RECITALS

1.    Investors MHC owns a majority of the issued and outstanding capital stock of Investors Bancorp, which owns all of the issued and outstanding capital stock of Investors Bank. Each of Investors Bank, Investors Bancorp and Investors MHC has its principal offices located in Short Hills, New Jersey.
2.    Gateway MHC owns all of the issued and outstanding capital stock of Gateway Financial, which owns all of the issued and outstanding capital stock of GCF Bank. Each of GCF Bank, Gateway Financial and Gateway MHC has its principal offices located in Sewell, New Jersey.
3.    The Board of Directors of each Party deems it advisable and in the best interests of their respective entities, including with respect to Investors, the depositors of Investors Bank and the stockholders of Investors Bancorp, and with respect to GCF Bank, the members of Gateway MHC, for (i) Gateway MHC to merge with and into Investors MHC, with Investors MHC as the surviving entity, (ii) Gateway Financial to merge with and into Investors Bancorp (or a wholly-owned subsidiary of Investors Bancorp), with Investors Bancorp as the surviving entity, and (iii) GCF Bank to merge with and into Investors Bank with Investors Bank as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement.
4.    The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.
5.    In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS

Section 1.01 Definitions
Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Advisory Board” has the meaning given to such term in Section 5.10(d) of this Agreement.
“Affiliate” means, with respect to any Person, any Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.
“Agreement” means this agreement, and any amendment or supplement hereto, which constitutes a “plan of merger” between the Investors Parties and the Gateway Parties.
“Applications” means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.
“Appraised Valuation” has the meaning given to such term in Section 2.02 of this Agreement.
“Banking Act” means the New Jersey Banking Act of 1948, as amended.
“Bank Merger Act” means the Bank Merger Act, within the FDIA and applicable regulations thereunder.
“Bank Merger” means the merger of GCF Bank with and into Investors Bank with Investors Bank as the surviving entity. The Bank Merger shall follow the MHC Merger and the Mid-Tier Merger.
“Bank Merger Effective Date” means the date that the certificate evidencing shareholder approval of the Bank Merger is filed with the Department or such other date as set forth in the certificates or as determined in accordance with applicable law.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Burdensome Condition” has the meaning given to such term in Section 5.03(d) of this Agreement.

“Cause” means termination due to the employee’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order.

“Claim” has the meaning given to such term in Section 5.05(a) of this Agreement.

“Closing” has the meaning given to such term in Section 2.03 of this Agreement.
“Closing Date” has the meaning given to such term in Section 2.03 of this Agreement.
“COBRA” has the meaning given to such term in Section 3.12(b) of this Agreement.

“Commissioner” means the Commissioner of Banking and Insurance of the State of New Jersey, and includes the Department as appropriate.
“Continuing Employee” has the meaning given to such term in Section 5.10(a) of this Agreement.
“CRA” has the meaning given to such term in Section 3.11(b) of this Agreement.
“Department” means the New Jersey Department of Banking and Insurance.
“DGCL” means the Delaware General Corporation Law.
“Effective Time” has the meaning given to such term in Section 2.03 of this Agreement.
“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning given to such term in Section 3.12(c) of this Agreement.
“ERISA Affiliate Plan” has the meaning given to such term in Section 3.12(c) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.
“FDIA” means the Federal Deposit Insurance Act, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“FHLB” means the Federal Home Loan Bank.
“Formal Agreement” means the formal written Agreement by and between GCF Bank and the Comptroller of the Currency entered into as of September 20, 2012.

“FRB” means the Board of Governors of the Federal Reserve System, and where appropriate, either the Federal Reserve Bank of New York or Federal Reserve Bank of Philadelphia, as applicable.
“GAAP” means accounting principles generally accepted in the United States as in effect at the relevant date and consistently applied.
“Gateway” means each and all of the Gateway Parties and/or any direct or indirect Subsidiary of such entities.
“Gateway Defined Benefit Plan” has the meaning given to that term in Section 3.12(c) of this Agreement.
“Gateway Disclosure Schedules” means the Disclosure Schedules delivered by Gateway to Investors pursuant to Article III of this Agreement.
“Gateway Employee Plan” has the meaning given to that term in Section 3.12(a) of this Agreement.
“Gateway Financial” means Gateway Community Financial Corp., a Federal corporation having its principal place of business located at 381 Egg Harbor Road, Sewell, New Jersey 08080.
“Gateway Financial Common Stock” means the common stock of Gateway Financial described in Section 3.02(a).
“Gateway Financial Preferred Stock” means the common stock of Gateway Financial described in Section 3.02(a).
“Gateway Financials” means (i) the audited consolidated balance sheet of Gateway Financial as of December 31, 2011 and the audited consolidated statements of income, changes in net worth and cash flows for the three years ended December 31, 2011, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Gateway Financial as of each calendar quarter following December 31, 2011.
“Gateway MHC” means Gateway Community Financial, MHC, a Federal mutual holding company having its principal place of business located at 381 Egg Harbor Road, Sewell, New Jersey 08080.
“Gateway MHC Members” means the members of Gateway MHC as set forth in the charter and bylaws of Gateway MHC.
“Gateway Non-Qualified Agreements” has the meaning given to such term in Section 5.10(g) of this Agreement.
“Gateway Parties” means GCF Bank, Gateway Financial and Gateway MHC.
“Gateway Regulatory Reports” means the Call Reports of GCF Bank and accompanying schedules, as filed with the OCC, for each calendar quarter beginning with the quarter ended December 31, 2012, through the Closing Date, and all reports required to be filed with the FRB by Gateway Financial and Gateway MHC from December 31, 2012 through the Closing Date.

“Gateway Severance Agreements” has the meaning given to such term in Section 5.10(f) of this Agreement.
“Gateway Subsidiary” means any entity that is a Subsidiary of a Gateway Party.
“GCF Bank” means GCF Bank, a federally chartered savings bank having its principal place of business located at 381 Egg Harbor Road, Sewell, New Jersey 08080.
“HIPAA” has the meaning given to that term in Section 3.12(b) of this Agreement.
“HOLA” means the Home Owners’ Loan Act.
“Investors” means each and all of the Investors Parties and/or any direct or indirect Subsidiary of such entities.
“Investors Bank” means Investors Bank, a New Jersey chartered stock savings bank, having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey.
“Investors Bancorp” means Investors Bancorp, Inc., a Delaware corporation having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey.
“Investors Bancorp Common Stock” has the meaning given to that term in Section 4.02(a) of this Agreement.
“Investors Bancorp Preferred Stock” has the meaning given to that term in Section 4.02(a) of this Agreement.
“Investors Disclosure Schedules” means the Disclosure Schedules delivered by Investors to Gateway pursuant to Article III of this Agreement.
“Investors Employee Plans” has the meaning given to that term in Section 4.09(a) of this Agreement.
“Investors ESOP” means the Investors Bank Employee Stock Ownership Plan.
“Investors Financials” means (i) the audited consolidated financial statements of Investors Bancorp as of December 31, 2012 and 2011, and for the three years ended December 31, 2012, including the notes thereto, included in Securities Documents filed by Investors Bancorp, and (ii) the unaudited interim consolidated financial statements of Investors Bancorp as of each calendar quarter following December 31, 2012 included in Securities Documents filed by Investors Bancorp.
“Investors MHC” means Investors Bancorp, MHC, a New Jersey chartered mutual holding company having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey.
“Investors MHC Shares” has the meaning given to that term in Section 4.02(a) of this Agreement.
“Investors Parties” means Investors Bank, Investors Bancorp and Investors MHC.
“Investors Pension Plan” has the meaning given to that term in Section 4.09(a) of this Agreement.

“Involuntary Termination” means (i) an employee’s involuntary termination without Cause or (ii) voluntary termination following (A) a change in workplace location that would increase such employee’s one way commute from his or her principal place of employment as of the Closing Date by more than 25 miles or (B) a material reduction in the employee’s annual rate of base salary in effect as of the date hereof.
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the Internal Revenue Service.
“Knowledge” as used with respect to a Party (including references to such Party being aware of a particular matter) means those facts that are actually known or would have been known following a reasonable investigation by the chief executive officer, president, chief financial officer, chief accounting officer, chief operating officer, or chief credit officer of such Party, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or Governmental Entity or any other material written notice received by that Party.
“Material Adverse Effect” means, with respect to an Investors Party or a Gateway Party, any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (i) is material and adverse to the financial condition, results of operations, assets or business of Investors MHC, Investors Bancorp and Investors Bank taken as a whole, or Gateway MHC, Gateway Financial and GCF Bank taken as a whole, respectively, or (ii) does or would materially impair the ability of any of the Gateway Parties, on the one hand, or the Investors Parties, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws, rules and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies (and not specifically relating to or having a materially disproportionate effect on a Party), (b) changes in GAAP or regulatory accounting principles or interpretations thereof generally applicable to financial institutions and/or their holding companies, (c) actions and omissions of a Party hereto (or any of its Subsidiaries) taken with the prior written consent of the other Party, (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the Parties and their respective Subsidiaries, including the expenses incurred by the Parties hereto in consummating the transactions contemplated by this Agreement, (e) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the Parties or any of their Subsidiaries; and (f) changes in economic or market conditions or changes in prevailing interest rates, currency exchange rates or price levels or trading volumes in the U.S. or foreign securities markets (but not those changes having a materially disproportionate effect on a Party).
“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws. Notwithstanding the preceding sentence, Materials of Environment Concern shall not include any naturally occurring substance, the presence or occurrence of which is a result of natural processes.
“Members Proxy Statement” means the proxy statement, if any, together with any supplements thereto, transmitted by GCF Bank and/or Gateway MHC to the members of Gateway MHC in connection with any membership vote that may be required by the OCC and/or the FRB with respect to the transactions contemplated by this Agreement.
“Mergers” shall mean collectively the Bank Merger, the MHC Merger and the Mid-Tier Merger, and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.
“MHC Merger” means the merger of Gateway MHC with and into Investors MHC, with Investors MHC as the surviving entity.
“MHC Merger Effective Date” means the date that the certificate evidencing the MHC Merger is filed with the Department or such other date as set forth in the certificates or as determined in accordance with applicable law.
“Mid-Tier Merger” means the merger of Gateway Financial with and into Investors Bancorp (or a wholly-owned subsidiary of Investors Bancorp) with Investors Bancorp as the surviving entity, which shall follow the MHC Merger.
“Mid-Tier Merger Effective Time” shall mean the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.
“OCC” means the Office of the Comptroller of the Currency.
“Participant” has the meaning given to such term in Section 5.10(g) of this Agreement.
“Participation Facility” has the meaning given to such term in Section 3.14(b) of this Agreement.
“Person” means any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).
“Previously Disclosed” means, with respect to any specific section or subsection of this Agreement, the information set forth by a Party in (i) the corresponding section or subsection of its Disclosure Schedule, and (ii) any other section or subsection of its Disclosure Schedule to the extent it is reasonably clear from the context that the disclosure in such other section or subsection of its Disclosure Schedule is applicable to such specific section or subsection of this Agreement.
“Qualified Plan” has the meaning given to such term in Section 3.12(b) of this Agreement.
“Regulatory Agreement” has the meaning given to such term in Section 3.11(d) of this Agreement.
“Regulatory Authority” or “Regulatory Authorities” means any agency or department of any Federal or state government having supervisory jurisdiction over the parties and the transactions contemplated by this Agreement, including without limitation the OCC, the FDIC, the FRB and the Commissioner (and their respective staffs).
“Retention Bonus Pool Agreement” has the meaning given to such term in Section 5.10(h) of this Agreement.

“Retention Period” has the meaning given to such term in Section 5.10(e) of this Agreement.
“Right” means any warrant, option, right, convertible security or other capital stock equivalent that obligates an entity to issue its securities.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.
“Securities Documents” means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.
“Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.
“Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Investors Bank or GCF Bank, as the case may be, in the ordinary course of their lending activities.
“USA Patriot Act” has the meaning given to such term in Section 3.11(c) of this Agreement.

ARTICLE II
THE MERGERS AND RELATED MATTERS

Section 2.01 Effects of Mergers; Surviving Institutions.
Upon the terms and conditions contained in this Agreement, the Mergers will be effected as follows and in the order presented below:
(a)The MHC Merger. Gateway MHC shall merge with and into Investors MHC with Investors MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Gateway MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Gateway MHC shall be transferred to and assumed by Investors MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA and regulations of the OCC, and the Banking Act and applicable regulations thereunder. As a result of the MHC Merger, each holder of a deposit account in GCF Bank as of the MHC Merger Effective Date shall have the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank, and all deposit accounts established at GCF Bank prior to the MHC Merger Effective Date shall confer on a depositor the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank on the date established at GCF Bank, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form. The directors and officers of Investors MHC immediately prior to the MHC Merger Effective Date shall be the directors and officers of the surviving entity, in each case until their respective successors are duly elected or appointed and qualified.
(b)The Mid-Tier Merger. Gateway Financial shall merge with and into Investors Bancorp, or a to-be-formed, wholly owned subsidiary thereof, with Investors Bancorp as the surviving entity pursuant to this Agreement. The separate existence of Gateway Financial shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Gateway Financial shall be transferred to and assumed by Investors Bancorp as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the DGCL. The directors and officers of Investors Bancorp immediately prior to the Effective Time shall be the directors and officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.
(c)The Bank Merger. GCF Bank shall merge with and into Investors Bank with Investors Bank as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit A hereto. The separate existence of GCF Bank shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of GCF Bank shall be transferred to and assumed by Investors Bank as the surviving entity in the Bank Merger, without further act or deed, all in accordance with the Banking Act, and applicable regulations thereunder, and to the extent applicable the HOLA and regulations of the OCC thereunder. As a result of the Bank Merger, each holder of a deposit account in GCF Bank as of the Bank Merger Effective Date shall have the same rights and privileges in Investors Bank as if the deposit account had been established at Investors Bank, and all deposit accounts established at GCF Bank prior to the Bank Merger Effective Date shall confer on a depositor the same rights and privileges in Investors Bank as if such deposit account had been established at Investors Bank on the date established at GCF Bank, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form. The directors and officers of Investors Bank immediately prior to the Bank Merger Effective Date shall be the directors and officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.
(d)Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Investors Bancorp may, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, modify the structure of the transactions described in this Section 2.01, and the parties shall enter into such alternative transactions, so long such modification will not materially delay or jeopardize receipt of any required regulatory approvals required under Section 6.01.
Section 2.02 Effect on Outstanding Shares of Investors Bancorp Common Stock.
At and after the Mid-Tier Merger Effective Time, each share of Investors Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Investors Bancorp and shall not be affected by the Mid-Tier Merger, and each share of Investors Bank Common Stock issued and outstanding on the Bank Merger Effective Date shall remain an issued and outstanding share of Common Stock of Investors Bank and shall not be affected by the Bank Merger. Additionally, Investors Bancorp will issue a number of shares of its common stock to Investors MHC, upon consummation of the Mid-Tier Merger, equal to the pro forma market valuation of Gateway (the “Appraised Valuation”) pursuant to an appraisal to be conducted by RP Financial, LC. The number of shares to be issued will equal (i) the Appraised Valuation, divided by (ii) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on the Nasdaq Stock Market, for the twenty (20) consecutive trading days ending on the second trading day preceding the Closing Date.
Section 2.03 Closing; Effective Time.
The closing of the Mergers (“Closing”) shall occur on the date determined by Investors Bancorp, in consultation with and upon no less than three (3) business days prior written notice to Gateway Financial, but in no event later than the close of business on the tenth business day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the Parties. The Mid-Tier Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State (the “Closing Date”), in accordance with the DGCL. The Mid-Tier Merger shall become effective at such time as the certificate of merger is filed with the Delaware Office of the Secretary of State, or at such later time as the Parties agree and specify in the certificate of merger, in accordance with the DGCL (the date and time the Mid-Tier Merger becomes effective being the “Effective Time” or the “Mid-Tier Merger Effective Time”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GATEWAY

The Gateway Parties represent and warrant to the Investors Parties that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on the Closing Date), except as Previously Disclosed, and except as to any representation or warranty which relates to a specific date. The Gateway Parties have made a good faith effort to ensure that the disclosure on each schedule of the Gateway Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Gateway Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

Section 3.01 Organization
(a)    Gateway MHC is a Federal mutual holding company organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Gateway MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Gateway. Gateway MHC has no Subsidiary other than Gateway Financial and GCF Bank.
(b)    Gateway Financial is a Federal corporation organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under HOLA. Gateway Financial has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Gateway. Other than shares of capital stock in GCF Bank, Gateway Financial does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.
(c)    GCF Bank is a Federal savings bank organized, validly existing and in good standing under the laws of the United States. Gateway has Previously Disclosed each Subsidiary of GCF Bank (and any equity interests that may be attributed to Gateway Financial due to its ownership of GCF Bank Common Stock). The deposits of GCF Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by GCF Bank.
(d)    GCF Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.
(e)    The respective minute books of Gateway MHC, Gateway Financial and GCF Bank accurately record, in all material respects, all material corporate actions of their respective stockholders or members, and boards of directors (including committees) through the date of this Agreement.
(f)    Prior to the date of this Agreement, Gateway has made available to Investors true and correct copies of the charters and bylaws of GCF Bank, Gateway Financial and Gateway MHC.
(g)    Gateway MHC is not involved in any activities other than holding shares of Gateway Financial Common Stock, and has no assets, other than shares of Gateway Financial Common Stock and cash or cash equivalents and no liabilities.
Section 3.02 Capitalization
(a)     The authorized capital stock of Gateway Financial consists of twenty-five million (25,000,000) shares of common stock, $0.10 par value (“Gateway Financial Common Stock”), and five million (5,000,000) shares of Preferred Stock, $0.10 par value (the “Gateway Financial Preferred Stock”). There are one hundred (100) shares of Gateway Financial Common Stock outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, all of which are held by Gateway MHC. There are no shares of Gateway Financial Preferred Stock issued and outstanding. There are no shares of Gateway Financial Common Stock held by Gateway Financial as treasury stock. Neither Gateway Financial nor any Gateway Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Gateway Financial Common Stock, or any other security of Gateway Financial or any Gateway Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Gateway Financial Common Stock or any other security of Gateway Financial.
(b)    Gateway MHC owns all of the issued and outstanding shares of Gateway Financial Common Stock, free and clear of any lien or encumbrance. Except for shares of Gateway Financial Common Stock (and any equity interests that may be attributed to Gateway MHC due to its ownership of Gateway Financial Common Stock), Gateway MHC does not possess, directly or indirectly, any equity interest in any corporation.
(c)    The authorized capital stock of GCF Bank consists of twenty-five million (25,000,000) shares of common stock, $0.10 par value, and five million (5,000,000) shares of Preferred Stock, $0.10 par value. There are one hundred (100) shares of GCF Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Gateway Financial free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.
Section 3.03 Authority; No Violation
(a)    Each Gateway Party has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Gateway Parties and the completion by the Gateway Parties of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Board of Directors of each of the Gateway Parties, by Gateway MHC as the sole stockholder of Gateway Financial and by Gateway Financial as the sole stockholder of GCF Bank, and, except for any required approval from the members of Gateway MHC, no other proceedings on the part of the Gateway Parties are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Gateway and, subject, if required, to the approval of the Gateway MHC Members and the receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligation of the Gateway Parties, enforceable against the Gateway Parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and as to GCF Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.
(b)    Subject to the receipt of approvals from the Regulatory Authorities and the compliance by the Gateway Parties and the Investors Parties with any conditions contained therein,
(A)    the execution and delivery of this Agreement by the Gateway Parties,
(B)    the consummation of the transactions contemplated hereby, and
(C)    compliance by the Gateway Parties with any of the terms or provisions hereof, will not: (i) conflict with or result in a material breach of any provision of the charters or bylaws of any of the Gateway Parties or the certificate of incorporation or bylaws of any Gateway Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Gateway Parties or any of the properties or assets of the Gateway Parties; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Gateway under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Gateway is a Party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Gateway.
Section 3.04 Consents
Except for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, the expiration of any waiting periods, and compliance with any conditions contained therein, (b) the filing of the certificate of merger with the Secretary of State of the State of Delaware evidencing the consummation of the Mid-Tier Merger, the articles of combination with the Regulatory Authorities evidencing the MHC Merger and the Bank Merger, respectively, and such filings with the Department, the OCC and the FRB as are required for the Bank Merger and the MHC Merger, and (c) the filing with Regulatory Authorities of the Members Proxy Statement for the vote of Gateway MHC Members, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of the Gateway Parties, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by the Gateway Parties, and (y) the completion of the Mergers by the Gateway Parties. The Gateway Parties have no Knowledge of any reason why any Regulatory Approvals or other required consents or approvals will not be received.

Section 3.05 Gateway Regulatory Reports and Financial Statements
(a)    Gateway has previously made available to Investors the Gateway Regulatory Reports. The Gateway Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position and results of operations of each of the Gateway Parties as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

(b)    Gateway Financial has previously made available to Investors the Gateway Financials. The Gateway Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Gateway Financial as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein.
(c)    At the date of each balance sheet included in the Gateway Financials or the Gateway Regulatory Reports, Gateway did not have, and will not have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Gateway Financials or Gateway Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies that are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
(d)    Except as Previously Disclosed, since December 31, 2010, (A) none of the Gateway Parties nor, to their Knowledge, any director, officer, employee, auditor or accountant of any Gateway Party has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Gateway Financial or GCF Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Gateway Financial or GCF Bank has engaged in questionable accounting or auditing practices, and (B) no attorney representing Gateway Financial or GCF Bank, whether or not employed by Gateway Financial or GCF Bank, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.
Section 3.06 Taxes
The Gateway Parties and each Gateway Subsidiary are members of the same affiliated group within the meaning of IRC Section 1504(a). Gateway has duly filed all Federal, state and material local tax returns, including any and all declarations, claims for refunds, reports, information returns and information statements, required to be filed by or with respect to it on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or has made provisions for the payment of, all material Federal, state and local taxes which have been incurred by or are due or claimed to be due from Gateway by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of a Gateway Party, and no claim has been made by any authority in a jurisdiction where a Gateway Party does not file tax returns that a Gateway Party is subject to taxation in that jurisdiction. No Gateway Party has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Each Gateway Party has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Gateway has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

Section 3.07 No Material Adverse Effect
Except as Previously Disclosed, none of the Gateway Parties has suffered any Material Adverse Effect since December 31, 2012.

Section 3.08 Contracts
(a)    Except as Previously Disclosed, no Gateway Party and no Gateway Subsidiary is a party to or subject to:
(i)    any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Gateway except for “at will” arrangements;
(ii)    any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Gateway;
(iii)    any collective bargaining agreement with any labor union relating to employees of Gateway;
(iv)    any agreement which by its terms limits the payment of dividends by GCF Bank or Gateway Financial;
(v)    any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Gateway is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers’ acceptances, advances from the FHLB of New York, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “Federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Investors; or
(vi)    any contract (other than this Agreement) limiting the freedom, in any material respect, of Gateway to engage in any type of banking or bank-related business in which Gateway is permitted to engage under applicable law as of the date of this Agreement.
(b)    True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Investors on or before the date hereof, are Previously Disclosed and are in full force and effect on the date hereof, and no Gateway Party (nor, to the Knowledge of any Gateway Party, any other Party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as Previously Disclosed, no Party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. None of the employees (including officers) of a Gateway Party or any Gateway Subsidiary possesses the right to terminate his/her employment and receive or be paid (or cause a Gateway Party to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. No plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which a Gateway Party or a Gateway Subsidiary is a Party or under which a Gateway Party or a Gateway Subsidiary may be liable contains provisions which permit any current or former employee, director or consultant to terminate it without cause and continue to accrue future benefits thereunder. Except as set Previously Disclosed, no such agreement, plan, contract, or arrangement provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of a Gateway Party or Gateway Subsidiary or upon the occurrence of a subsequent event.
(c)    Since December 31, 2012, through and including the date of this Agreement, except as Previously Disclosed, no Gateway Party has (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans and as Previously Disclosed by Gateway), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iii) made any material election for federal or state income tax purposes, (iv) made any material change in the credit policies or procedures of any Gateway Party, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (v) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vi) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (vii) changed any accounting methods, principles or practices of any Gateway Party affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (viii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

Section 3.09 Ownership of Property; Insurance Coverage.
(a)    Gateway has good and, as to real property, marketable title to all material assets and properties owned by Gateway in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Gateway Regulatory Reports and in the Gateway Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by Gateway acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Gateway, as lessee, has the right under valid and subsisting leases of real and material personal properties used by Gateway in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as Previously Disclosed, such existing leases and material commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Gateway Financials.
(b)    With respect to all material agreements pursuant to which Gateway has purchased securities subject to an agreement to resell, if any, Gateway has a lien or security interest (which to the Knowledge of any Gateway Party is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
(c)    Gateway currently maintains insurance considered by Gateway to be reasonable for its operations. Gateway has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Gateway under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Gateway has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. All policies of insurance maintained by Gateway have been Previously Disclosed.
(d)    Each real estate lease to which any Gateway Party or Gateway Subsidiary is a Party that requires the consent of the lessor or its agent resulting from the Mergers by virtue of the terms of any such lease, identifying the section of the lease that contains such prohibition or restriction, has been Previously Disclosed. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, no Gateway Party or Gateway Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.
Section 3.10 Legal Proceedings.
Except as Previously Disclosed, no Gateway Party is a Party to any, and there are no pending or, to the best Knowledge of any Gateway Party, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against any Gateway Party, (ii) to which the assets of any Gateway Party are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of any Gateway Party to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Gateway.
Section 3.11 Compliance With Applicable Law
(a)    Each Gateway Party holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect on Gateway. Each Gateway Party, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Gateway.
(b)     Except as Previously Disclosed, each Gateway Party is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices. The most recent regulatory rating given to GCF Bank as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

(c)    Except as Previously Disclosed, without limiting the foregoing, GCF Bank and each Gateway Subsidiary is operating in material compliance with: (i) the federal Bank Secrecy Act, as amended (the “USA Patriot Act”), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, statute, rule or regulation, and (ii) applicable privacy or customer information requirements contained in any federal or state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. The board of directors of GCF Bank and each of its Subsidiaries that qualifies as a “financial institution” under applicable anti-money laundering laws has (x) adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective by any Regulatory Authority and that meets the requirements of Section 352 of the USA Patriot Act and the regulations thereunder, and (y) during the past three years, implemented such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, in all material respects, applicable anti-money laundering laws.

(d)    Except for the Formal Agreement and as Previously Disclosed, no Gateway Party has received any notification or communication from any Regulatory Authority (i) asserting that any Gateway Party is in material noncompliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Gateway; (iii) requiring or threatening to require any Gateway Party, or indicating that any Gateway Party may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of a Gateway Party, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of a Gateway Party, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”).
(e)    GCF Bank is in compliance in all material respects with the Formal Agreement, within the timelines established in the Formal Agreement.
Section 3.12 ERISA.
(a)    Gateway has Previously Disclosed a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements, including group health plans, and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Gateway, including such plans of any entities acquired by any Gateway Party (hereinafter collectively referred to as the “Gateway Employee Plans” and individually as a “Gateway Employee Plan”). If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, such trust or other funding arrangement has been Previously Disclosed and made available to Investors.
(b)    Each Gateway Employee Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, Part G of Subtitle I of ERISA and Section 4980B of the IRC (collectively, “COBRA”), the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the IRC, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Gateway Employee Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the IRC (a “Qualified Plan”) has received a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and Gateway is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of any Gateway Party, threatened action, suit or claim relating to any of the Gateway Employee Plans (other than routine claims for benefits). No Gateway Party has engaged in a transaction, or omitted to take any action, with respect to any Gateway Employee Plan that would reasonably be expected to subject any Gateway Party to a material unpaid tax or penalty imposed by either Chapter 43 of the IRC or Sections 409 or 502 of ERISA.
(c)    Except as Previously Disclosed, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by any Gateway Party to be incurred with respect to any Gateway Employee Plan which is a defined benefit plan subject to Title IV of ERISA (“Gateway Defined Benefit Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Gateway or any entity which is considered one employer with Gateway under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an “ERISA Affiliate”) (such plan hereinafter referred to as an “ERISA Affiliate Plan”), and no condition exists that presents a material risk to any Gateway Party of incurring a liability under such title. To the Knowledge of any Gateway Party, except as Previously Disclosed, no Gateway Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as Previously Disclosed, the fair market value of the assets of each Gateway Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such Gateway Defined Benefit Plan as of the end of the most recent plan year with respect to the respective Gateway Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Gateway Defined Benefit Plan as of the date hereof; and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Gateway Defined Benefit Plan within the 12-month period ending on the date hereof. Except as Previously Disclosed, no Gateway Party has provided, nor is required to provide, security to any Gateway Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the IRC or pursuant to ERISA. To the Knowledge of any Gateway Party, and except as Previously Disclosed, there is no pending investigation or enforcement action by any Governmental Entity with respect to any Gateway Employee Plan or any ERISA Affiliate Plan. No Gateway Party or any ERISA Affiliate has contributed to any “multiemployer plan,” as defined by Section 3(37) of ERISA.
(d)    There has been no announcement or commitment by Gateway to create an additional Gateway Employee Plan, or to amend any Gateway Employee Plan, except for amendments required by applicable law; and, except as Previously Disclosed. With respect to each Gateway Employee Plan, Gateway has supplied to Investors a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Gateway Employee Plan, including amendments thereto, underlying distribution election forms, if any, and benefit schedules and financial statements, including the total accrued and vested liabilities, (C) each trust agreement, insurance contract or other funding arrangement relating to such Gateway Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Gateway Employee Plan, if the Gateway Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Gateway Employee Plan is a Qualified Plan. All accrued contributions and other payments required to be made by Gateway to any Gateway Employee Plan through the date hereof, have been made or reserves adequate for such purposes, as of the date hereof, have been set aside therefore and reflected in the Gateway Financials to the extent required by GAAP, and Gateway has expensed and accrued as a liability the present value of future benefits under each Gateway Employee Plan for financial reporting purposes to the extent required by GAAP. Gateway has no commitment to create any additional Gateway Employee Plan except as may be contemplated herein, or to materially modify, change or renew any existing Gateway Employee Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof or as otherwise may be required by law.
(e)    No compensation payable by Gateway to any of its employees under any Gateway Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.
(f)    Except as Previously Disclosed, Gateway does not have any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation. There has been no communication to employees by any Gateway Party that would reasonably be expected to promise or guarantee such employees retiree health, life insurance or disability insurance, or any retiree death benefits.
(g)    Except as Previously Disclosed, the consummation of the Mergers will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) entitle any employee or independent contractor to continue to accrue future benefits under any plan, agreement or arrangement, or result in the vesting or acceleration of any benefits under any Gateway Employee Plan or (C) result in any material increase in benefits payable under any Gateway Employee Plan.
(h)    All material contributions required to be made under the terms of any Gateway Employee Plan have been timely made. Gateway has expensed and accrued as a liability the present value of future benefits under each applicable Gateway Employee Plan for financial reporting purposes to the extent required by GAAP and Section 412 of the IRC.
(i)    Except as Previously Disclosed, all “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Section 409A of the IRC) of Gateway have been, and are currently, in compliance with Section 409A of the IRC and IRS regulations and guidance thereunder, and no payments have been made or are contemplated that would subject any employee or director to an excise tax or interest under Section 409A of the IRC.
(j)    Gateway has not entered into any agreement or arrangement with, or paid compensation to, any current or former employee or director of Gateway that provides for, or is considered, a golden parachute payment or an indemnification payment in violation of 12 U.S.C. Section 1828(k) and 12 CFR Part 359.
(k)    Gateway has Previously Disclosed a list setting forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers and employees of Gateway whose annual rate of salary is $75,000 or greater, their title and rate of salary, and their date of hire.
(l)    No payment likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of any Gateway Party who is a “Disqualified Individual” (as such term is defined in Treasury Regulation Section 1.280G‑1) under any Gateway Employee Plan currently in effect will be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the IRC).
Section 3.13 Brokers, Finders and Financial Advisors
Except as Previously Disclosed, no Gateway Party, nor any of their officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.
Section 3.14 Environmental Matters
(a)    To the Knowledge of any Gateway Party, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any Gateway Party or any Gateway Subsidiary (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon any Gateway Party or any Gateway Subsidiary. To the Knowledge of any Gateway Party, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to any Gateway Party or any Gateway Subsidiary by reason of any Environmental Laws. No Gateway Party nor any Gateway Subsidiary has received any written notice from any Person that any Gateway Party or any Gateway Subsidiary is currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any property currently or previously owned or operated by any Gateway Party or any Gateway Subsidiary) for which a material liability is reasonably likely to be imposed upon any Gateway Party or any Gateway Subsidiary.
(b)    There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of any Gateway Party, threatened, before any court, governmental agency or other forum against any Gateway Party or any Gateway Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by any of the Gateway Parties or any Gateway Subsidiary.
Section 3.15 Loan Portfolio.
(a)    Gateway has Previously Disclosed a list setting forth, as of December 31, 2012, by account, of: (A) all loans (including loan participations) of Gateway that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Gateway which have been terminated by Gateway during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) each borrower, customer or other Party which has notified a Gateway Party or a Gateway Subsidiary during three years preceding the date of this Agreement, or has asserted against a Gateway Party or a Gateway Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of any Gateway Party, each borrower, customer or other Party which has given a Gateway Party or any other Gateway Subsidiary any oral notification of, or orally asserted to or against a Gateway Party or any other Gateway Subsidiary, any such claim; (D) all loans, (1) that are contractually past due 60 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import) by GCF Bank, or any applicable Regulatory Authority, (4) as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (6) where a specific reserve allocation exists in connection therewith or (7) that are required to be accounted for as a troubled debt restructuring in accordance with Financial Accounting Standards Board Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2011-02; and (E) all assets classified as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. The foregoing list may exclude any individual loan with a principal outstanding balance of less than $50,000.

(b)    The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.
(c)    The allowance for possible losses reflected in the audited statement of condition of GCF Bank at December 31, 2012 was, and the allowance for possible losses shown on the balance sheets of GCF Bank for periods ending after December 31, 2012, as reflected in the Regulatory Reports have been and will be adequate, as of the dates thereof, under GAAP.
Section 3.16 [Intentionally left blank]
Section 3.17 Related Party Transactions
Except as Previously Disclosed, Gateway is not a Party to any transaction (including any loan or other credit accommodation but excluding deposit transactions in the ordinary course of business) with an Affiliate. Except as Previously Disclosed, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Gateway has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.
Section 3.18 Deposits
None of the deposits of GCF Bank is a “brokered” deposit as defined in 12 U.S.C. Section 1831f(g).
Section 3.19 Derivative Transactions
Gateway has not entered into any future or option contracts, exchange rate swaps, caps or floors, or other interest rate or exchange rate risk management instruments or arrangements.
Section 3.20 Intellectual Property
Except as Previously Disclosed and to the Knowledge of the Gateway Parties: (i) one or more of the Gateway Parties owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of the business of any of the Gateway Parties or any Gateway Subsidiary; (ii) none of the Gateway Parties or any Gateway Subsidiary has received any notice of claim with respect to any patent, copyright, trade secret, trade name, service mark or trademark that asserts the rights of others; and (iii) each of the Gateway Parties and each Gateway Subsidiary has performed all of its material obligations required to be performed, and are not in default in any material respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of any of the Gateway Parties, the conduct of the business of each of the Gateway Parties and each Gateway Subsidiary as currently conducted does not, in any material respect, infringe upon, misappropriate or otherwise violate any intellectual property right owned or controlled by any third party.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTORS

The Investors Parties represents and warrant to the Gateway Parties that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on the Closing Date), except as Previously Disclosed, and except as to any representation or warranty that relates to a specific date. The Investors Parties have made a good faith effort to ensure that the disclosure on each schedule of the Investors Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Investors Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.
Section 4.01 Organization
(a) Investors MHC is a mutual holding company organized, validly existing and in good standing under the laws of New Jersey, and is duly registered as a bank holding company. Investors MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Investors MHC.
(b)    Investors Bancorp is a corporation organized, validly existing and in good standing under the laws of Delaware, and is duly registered as a bank holding company. Investors Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Investors Bancorp.
(c)    Investors Bank is a savings bank organized, validly existing and in good standing under the laws of the State of New Jersey. The deposits of Investors Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Investors Bank.
(d)    Investors Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.
(e)    Prior to the date of this Agreement, Investors has made available to Gateway true and correct copies of the certificates of incorporation and bylaws of Investors MHC, Investors Bancorp, and Investors Bank.
Section 4.02 Capitalization
(a)     The authorized capital stock of Investors Bancorp consists of 200,000,000 shares of common stock, $0.01 par value (“Investors Bancorp Common Stock”), and 50,000,000 shares of Preferred Stock, $0.01 par value (the “Investors Bancorp Preferred Stock”). As of the date of this Agreement, there are 111,889,882 shares of Investors Bancorp Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights, including 65,396,235 shares of Investors Bancorp Common Stock held by Investors MHC (the “Investors MHC Shares”). There are 6,181,061 shares of Investors Bancorp Common Stock held by Investors Bancorp as treasury stock. Neither Investors Bancorp nor any Investors Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Investors Bancorp Common Stock, or any other security of Investors Bancorp or any Investors Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Investors Bancorp Common Stock or any other security of Investors Bancorp, other than as Previously Disclosed.
(b)    Investors MHC owns the Investors MHC Shares free and clear of any lien or encumbrance. Except for shares of Investors Bancorp Common Stock (and any equity interests that may be attributed to Investors MHC due to its ownership of Investors Bancorp Common Stock), Investors MHC does not possess, directly or indirectly, any equity interest in any corporation.
(c)    The authorized capital stock of Investors Bank consists of five million (5,000,000) shares of common stock, $2.00 par value, and no shares of Preferred Stock. There are two-hundred fifty thousand (250,000) shares of Investors Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Investors Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.
Section 4.03 Authority; No Violation
(a)    Each Investors Party has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Investors Parties and the completion by the Investors Parties of the transactions contemplated hereby have been duly and validly approved by the requisite vote of each Board of Directors of each of the Investors Parties, and by Investors Bancorp in its capacity as sole stockholder of Investors Bank, and no other corporate proceedings on the part of Investors are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Investors Party and, subject to receipt of the required approvals of Regulatory Authorities, constitutes the valid and binding obligation of the Investors Parties, enforceable against Investors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
(b)    Subject to the receipt of approvals from the Regulatory Authorities and the compliance by Gateway and Investors with any conditions contained therein,
(A)    the execution and delivery of this Agreement by the Investors Parties,
(B)    the consummation of the transactions contemplated hereby, and
(C)    compliance by the Investors Parties with any of the terms or provisions hereof, will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Investors MHC, Investors Bancorp or Investors Bank or any Investors Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Investors or any Investors Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Investors under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Investors is a Party, or by which it or any of its properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which individually or in the aggregate would not have a Material Adverse Effect on Investors.
Section 4.04 Consents
Except for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, the expiration of any waiting periods, and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Articles of Combination with the Regulatory Authorities, and such filings with the Department, the OCC and the FRB as are required for the Bank Merger and the MHC Merger, and (c) the filing with Regulatory Authorities of the Members Proxy Statement for the vote of Gateway MHC Members, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of the Investors Parties, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by the Investors Parties, and (y) the completion of the Mergers by the Investors Parties. The Investors Parties have no Knowledge of any reason why any Regulatory Approvals or other required consents or approvals will not be received.
Section 4.05 Investors Financial Statements
(a)    Investors Bancorp has previously made available to Gateway the Investors Financials. The Investors Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Investors Bancorp as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-Q.
(b)    The Annual Reports on Form 10-K for the year ended December 31, 2012 filed with the SEC by Investors Bancorp, and all other reports, registration statements, definitive proxy statements or information statements filed by Investors Bancorp subsequent to December 31, 2012 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the Securities Act, in the form filed with the SEC as of the date filed or, if amended or supplemented as of the date amended or supplemented, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Investors Financials included or incorporated by reference into any such filing (including the related notes and schedules thereto) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Investors Bancorp and the Investor Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.
(c)    At the date of each balance sheet included in the Investors Financials, Investors did not have, and will not have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Investors Financials or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies that are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
(d)    Investors Bancorp (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Investors Bancorp, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Investors Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Investors Bancorp outside auditors and the audit committee of Investors Bancorp Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Investors Bancorp ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Investors Bancorp internal control over financial reporting. These disclosures (if any) were made in writing by management to Investors Bancorp auditors and audit committee and a copy has previously been made available to Gateway Financial. Investors Bancorp management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2012, and such assessment concluded that such controls were effective.
(e)    Since December 31, 2011, (A) neither Investors Bancorp nor any Investors Bancorp Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Investors Bancorp or any Investors Bancorp Subsidiary has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Investors Bancorp or any Investors Bancorp Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Investors Bancorp or any Investors Bancorp Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Investors Bancorp or any Investors Bancorp Subsidiary, whether or not employed by Investors Bancorp or any Investors Bancorp Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.
Section 4.06 Material Adverse Effect
None of the Investors Parties has suffered any Material Adverse Effect since December 31, 2012.
Section 4.07 Legal Proceedings
Except as Previously Disclosed, no Investors Party is a Party to any, and there are no pending or, to the best Knowledge of any Investors Party, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against any Investors Party, (ii) to which the assets of any Investors Party are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of any Investors Party to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Investors.
Section 4.08 Compliance With Applicable Law
(a)    Each Investors Party holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Investors.
(b)    Each Investors Party is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices. The most recent regulatory rating given to Investors Bank as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

(c)     Without limiting the foregoing, Investors Bank and each Investors Subsidiary is operating in compliance with: (i) the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, statute, rule or regulation, and (ii) applicable privacy or customer information requirements contained in any federal or state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. The board of directors of Investors Bank and each of its Subsidiaries that qualifies as a “financial institution” under applicable anti-money laundering laws has (x) adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective by any Regulatory Authority and that meets the requirements of Section 352 of the USA Patriot Act and the regulations thereunder, and (y) during the past three years, implemented such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, applicable anti-money laundering laws.
(d)    No Investors Party has received any notification or communication from any Regulatory Authority: (i) asserting that Investors is not in compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Investors; (iii) requiring or threatening to require Investors, or indicating that Investors may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Investors; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Investors, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Investors has not consented to or entered into any currently effective Regulatory Agreement.
Section 4.09 Investors Benefit Plans
(a)     Investors has Previously Disclosed to Gateway a complete and accurate list of all pension, retirement, group insurance, and other employee benefit plans and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements with respect to any present employees of Investors (hereinafter collectively referred to as the “Investors Employee Plans” and individually as a “Investors Employee Plan”). To the Knowledge of the Investors Parties, each of the Investors Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.
(b)     No Investors Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as an “Investors Pension Plan”) had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; and, except as disclosed in Investors Bancorp, Inc.’s Form 10-K for the Year Ended December 31, 2012 the fair market value of the assets of each Investors Pension Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such Investors Pension Plan as of the end of the most recent plan year with respect to the respective Investors Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Investors Pension Plan as of the date hereof; and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Investors Pension Plan within the 12-month period ending on the date hereof.
(c)     Each Investors Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Investors is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Investors’ Knowledge, threatened litigation, administrative action or proceeding relating to any Investors Employee Plan.
Section 4.10 Securities Documents
Investors Bancorp has made available to Gateway copies of its (i) annual reports on Form 10-K for the years ended December 31, 2011 and 2012, and (ii) proxy materials used in connection with its most recent meeting of stockholders (the availability of the preceding documents will be assumed if such documents are filed on EDGAR). Such reports and such proxy materials, at the time filed, did not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.
Section 4.11 Environmental Matters
(a)    To the Knowledge of any Investors Party, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any Investors Party or any Investors Subsidiary (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon any Investors Party or any of Investors Subsidiary. To the Knowledge of any Investors Party, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to any Investors Party or any Investors Subsidiary by reason of any Environmental Laws. No Investors Party nor any Investors Subsidiary has received any written notice from any Person that any Investors Party or any Investors Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon any Investors Party or any Investors Subsidiary.
(b)    There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of any Investors Party, threatened, before any court, governmental agency or other forum against any Investors Party or any Investors Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by any of the Investors Parties or any Investors Subsidiary.
Section 4.12 Loan Portfolio
To the Knowledge of the Investors Parties, all of the Loans originated and held currently and at the Bank Merger Effective Date by Investors Bank, and any other Loans purchased and held currently and at the Bank Merger Effective Date by Investors Bank, were solicited, originated and exist, and will exist at the Bank Merger Effective Date, in material compliance with all applicable loan policies and procedures of Investors Bank. The allowance for possible losses reflected in the audited statement of condition of Investors Bancorp at December 31, 2012 was, and the allowance for possible losses shown on the balance sheets of Investors Bancorp for periods ending after December 31, 2012 as reflected in the Investors Financial Reports have been and will be adequate, as of the dates thereof, under GAAP.

ARTICLE V
COVENANTS OF THE PARTIES

Section 5.01 Conduct of the Business of Gateway
(a)    From the date of this Agreement to the Closing Date, each Gateway Party will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or the Formal Agreement, or with the written consent of Investors Bank. Each Gateway Party will use its reasonable good faith efforts to (i) preserve its business organizations intact, (ii) maintain good relationships with its employees, and (iii) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Investors in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, no Gateway Party will (nor will it permit a Gateway Subsidiary to):
(i)    amend or change any provision of its certificate of incorporation, charter, or bylaws, or appoint a new director to its board of directors;
(ii)    change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock;
(iii)    except as permitted by this Agreement, grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, change in control agreement, incentive plan or arrangement, severance agreement, supplemental executive agreement, or similar compensation arrangement or agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and as Previously Disclosed, and (ii) pay increases in the ordinary course of business consistent with past practice to non-executive officer employees. No Gateway Party nor any Gateway Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000, provided that Gateway may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;
(iv)    enter into or, except as may be required by law or permitted by the terms of this Agreement, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Gateway Employee Plan other than amendments that are required by law to be made prior to the Effective Time, or amendments required by the terms of this Agreement;
(v)    merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Gateway and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; or permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;
(vi)    sell or otherwise dispose of its capital stock or sell or otherwise dispose of any asset other than in the ordinary course of business consistent with past practice; subject any asset to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “Federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;
(vii)    take any action which would result in any of the representations and warranties of any Gateway Party set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;
(viii)    change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Gateway;
(ix)    waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which it is a party, other than in the ordinary course of business, consistent with past practice;
(x)    purchase any securities, other than securities (i) issued by a federal government agency, and (ii) with a weighted average life of not more than four years (based on the assumption that interest rates rise 300 basis points);
(xi)    except for commitments issued prior to the date of this Agreement that have not yet expired and which have been Previously Disclosed, and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit), in an amount in excess of: (a) $500,000 for a commercial real estate or a residential mortgage loan, (b) $250,000 for a home equity loan or lines of credit, (c) $100,000 for a commercial (non-real estate) loan, (d) $20,000 for an automobile loan, and (e) $10,000 for a personal loan, provided that each such loan is made consistent with existing lending policies and past practices; and except for commitments issued prior to the date of this Agreement that have not yet expired and which have been Previously Disclosed, make any loan related to the purchase or finance of, or that is secured by, any: boat, RV, aircraft, manufactured housing or “classic car;”
(xii)    enter into, renew, extend or modify any other transaction with any Affiliate;
(xiii)    enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;
(xiv)    except for the execution of, and as otherwise provided in or contemplated by, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Gateway Employee Plan;
(xv)    make any change in policies with regard to: the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable Regulatory Authorities;
(xvi)    make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and as Previously Disclosed, and other than expenditures necessary to maintain existing assets in good repair;
(xvii)    purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;
(xviii)    make application for the opening or closing of any, or except with respect to the Previously Disclosed applications, open or close any, branch or automated banking facility;
(xix)    incur, modify, extend or renegotiate any indebtedness for borrowed money (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), prepay any indebtedness or other similar arrangements so as to incur any prepayment penalty, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person;
(xx)    undertake or enter into any lease, contract or other commitment for its account (other than renewals of existing contracts on current terms in the normal course of business consistent with past practice and other than in the normal course of providing credit to customers as part of its banking business), involving a payment of more than $25,000 annually, or containing any financial commitment extending beyond 12 months or involving a payment of more than $25,000; terminate any contract or agreement except for any such contract or agreement that is terminable at will without penalty, or involves a cost of less than $5,000, and is otherwise in the ordinary course of business;
(xxi)    pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, except, in consultation with Investors Bancorp, with respect to any such payment, discharge, settlement or compromise made in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $50,000 individually or $75,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material rights or claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations; provided, however, that this covenant does not apply to any charge-off or partial charge-off of a loan balance as a result of a foreclosure proceeding or other real estate owned matters;
(xxii)    Make any investment or commitment to invest in real estate or in any real estate development project; or foreclose upon or take a deed or title to any real estate (other than one (1) to four (4) family residential properties) without first conducting a Phase I environmental assessment of the property or foreclose upon any real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;
(xxiii)    issue any broadly distributed communication relating to the Mergers to employees (including general communications relating to benefits and compensation) without prior consultation with Investors Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Investors Bancorp (which shall not be unreasonably withheld) or issue any broadly distributed communication to customers relating to the Mergers without the prior approval of Investors Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Mergers or other transactions contemplated hereby; or
(xxiv)    agree to do any of the foregoing.
Section 5.02 Access; Confidentiality
(a)    Each Gateway Party shall permit Investors and their representatives reasonable access to its properties and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Gateway, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Investors may have a reasonable interest (provided that a Gateway Party shall not be required to provide access to any information that would violate its attorney-client privilege or any employee or customer privacy policies, laws or regulations). Each Gateway Party shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Investors and their representatives. GCF Bank shall provide in a timely manner to Investors Bank’s officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Each Gateway Party shall permit Investors Bank, at its expense, to cause a “Phase I Environmental Audit” and a “Phase II Environmental Audit” to be performed at any physical location owned or occupied by a Gateway Party or a Gateway Subsidiary; provided, however, that with respect to any such “Phase I Environmental Audit” or “Phase II Environmental Audit”: (i) all entries on such properties shall be conducted during normal business hours and with at least twenty-four (24) hours’ advance notice to GCF Bank and shall be conducted in such a manner so as not to interfere with the use and occupancy of the property or the business operations of GCF Bank, and Gateway Party or any Gateway Subsidiary; (ii) immediately after any entry on the property, Investors Bank shall restore the property to the condition in which it existed immediately prior to such entry. Investors Bank shall defend, indemnify, and hold GCF Bank, each Gateway Party and each Gateway Affiliate, and its and their respective officers, employees, agents and authorized representatives harmless from and against any loss, claim, liability, damage, cost, or expense (including without limitation, reasonable attorneys’ fees) arising out of any entries and activities of Investors Bank or its agents, contractors or employees.
(b)    The Investors Parties agree to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other Party.
(c)    In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, GCF Bank shall permit employees of Investors Bank reasonable access to information relating to problem loans, loan restructurings and loan work-outs of GCF Bank.
Section 5.03 Regulatory Matters and Consents
(a)    The Investors Parties will, in consultation with the Gateway Parties, prepare all Applications (including the Member Proxy Statement, if required) and make all filings for, and use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities or other Persons necessary or advisable to consummate the transactions contemplated by this Agreement. The Investors Parties will provide the Gateway Parties copies of all Applications prior to filing for the purpose of enabling the Gateway Parties to review and comment on the same. The parties shall cooperate with each other with respect to the preparation of any required Member Proxy Statement, the form and substance of which shall be approved by the Gateway Parties prior to distribution to the Gateway MHC Members.
(b)    The Gateway Parties will furnish the Investors Parties with all information concerning Gateway as may be necessary or advisable in connection with any Application or filing made by or on behalf of any Investors Party to any Regulatory Authority in connection with the transactions contemplated by this Agreement.
(c)    The Investors Parties and the Gateway Parties will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority regarding the transactions contemplated hereby, except for information filed by either Party that is designated confidential.
(d)    The Parties will cooperate with each other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the Regulatory Authorities and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the Investors Parties be required to agree to any prohibition, limitation, or other requirement that would prohibit or materially limit the ownership or operation by any of the Investors Parties of all or any material portion of the business or assets of a Gateway Party or any Gateway Subsidiary, compel any of the Investors Parties to dispose of or hold separate all or any material portion of the business or assets of a Gateway Party or any Gateway Subsidiary, continue in effect after the Effective Time the Formal Agreement or any provision thereof, or otherwise materially impair the value of Gateway to Investors (together, a “Burdensome Condition”).
(e)    The Parties will cooperate with each other in the foregoing matters and will furnish the responsible Party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each Party will provide certificates and other documents reasonably requested by the other.
Section 5.04 Taking of Necessary Action
Each of the Parties shall each use its best efforts in good faith to:
(i)    furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement; and
(ii)    take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation;
(A)    obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that a Gateway Party or Gateway Subsidiary shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of an Investors Party; and
(B)     requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No Party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Mergers pursuant to this Agreement; provided that nothing herein contained shall preclude an Investors Party or a Gateway Party from exercising its rights under this Agreement.
Section 5.05 Certain Agreements
(a)    For a period of six years from the Effective Time, and to the fullest extent permitted by law, Investors Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of each Gateway Party (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Investors Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Time (a “Claim”) in which an Indemnified Party is, or is threatened to be made, a Party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of a Gateway Party, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of the Gateway Parties are entitled under Federal law, or its charter and bylaws, or other applicable law as in effect on the date hereof (and Investors Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the maximum extent permissible by law, or the charters and bylaws of a Gateway Party; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined by a Regulatory Authority or by a court of competent jurisdiction that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.
(b)    Any Indemnified Party wishing to claim indemnification under Section 5.05, upon learning of any Claim, shall promptly notify Investors Bancorp, but the failure to so notify shall not relieve Investors of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Investors. In the event of any Claim, (i) Investors Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that, if Investors Bancorp elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Investors Bancorp and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Investors Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, and provided further that Investors Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless counsel for an Indemnified Party has advised Investors Bancorp that there are issues which raise conflicts of interest between the Indemnified Parties that prevent such counsel form representing all Indemnified Parties and that therefore certain Indemnified Parties are retaining separate counsel, then Investors Bancorp shall pay for such separate counsel as well), (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Investors shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).
(c)    In the event Investors Bancorp or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Investors Bancorp assume the obligations set forth in this Section 5.05.
(d)    Investors Bancorp shall use its best efforts to maintain, or shall cause Investors Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Gateway Financial (provided, that Investors Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall Investors Bancorp be required to expend pursuant to this Section 6.08(c) an amount that in the aggregate is more than 150% of the annual cost currently expended by Gateway Financial with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Investors Bancorp shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, Gateway Financial agrees to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.
(e)    The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.
Section 5.06 Duty to Advise; Duty to Update the Gateway Disclosure Schedules
Each Gateway Party shall promptly advise the Investors Parties of any change or event having a Material Adverse Effect on Gateway or which a Gateway Party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. The Gateway Parties shall update the Gateway Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Gateway Disclosure Schedules. The delivery of such updated Gateway Disclosure Schedule shall not relieve Gateway from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.03(c) hereof.
Section 5.07 Conduct of Investors’ Business
(a)    From the date of this Agreement to the Closing Date, each Investors Party will use its best efforts to preserve its business organizations intact, maintain good relationships with employees, and preserve for itself the goodwill of customers of Investors. From the date of this Agreement to the Closing Date, an Investors Party will not
(i)    amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement;
(ii)    take any action that would result in any of the representations and warranties of Investors set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;
(iii)    take any action that would or is reasonably likely to adversely affect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;
(iv)    take action that would or is reasonably likely to materially and adversely affect the Investors Parties’ ability to perform its covenants and agreements under this Agreement;
(v)    take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or
(vi)    agree to do any of the foregoing.
Section 5.08 Board and Committee Minutes
The Gateway Parties shall each provide to the Investors Parties, within ten (10) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within ten (10) days of the Closing Date, such minutes shall be provided to each Party prior to the Closing Date. A Gateway Party may exclude from the minutes matters (i) relating to merger discussions, (ii) relating to discussions by a Gateway Party’s Board of Directors of this Agreement, or (iii) any other subject matter that Gateway Party determines, based on the advice of counsel, should be treated as confidential.
Section 5.09 Undertakings by the Parties
(a) From and after the date of this Agreement:
(i)    Outside Service Bureau Contracts. If requested to do so by Investors Bank, GCF Bank shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to GCF Bank, on terms and conditions mutually acceptable to GCF Bank and Investors Bank;
(ii)    Board Meetings. Each of the Gateway Parties shall permit up to two representatives of the Investors Parties to attend meetings of their Boards of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Investors representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby or any other subject matter that a Gateway Party determines, based on the advice of counsel, should be treated as confidential);
(iii)    List of Nonperforming Assets. GCF Bank shall provide Investors Bank, within twenty (20) days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are accounted for as a troubled debt restructuring in accordance with Financial Accounting Standards Board Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2011-02 (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans); and
(iv)    Reserves and Merger-Related Costs. On or before the Bank Merger Effective Date, and at the request of Investors, GCF Bank shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of GCF Bank to those of Investors Bank (as such practices and methods are to be applied to Investors Bank from and after the Closing Date) and Investors Bank’s plans with respect to the conduct of the business of GCF Bank following the Mergers and otherwise to reflect expenses related to the Mergers and costs incurred by GCF Bank; provided that not such actions need be effected until the Investors Parties shall have irrevocably certified to the Gateway Parties that all conditions set forth in Article VI to the obligation of the Investors Parties to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived.
(v)     Members Meeting. Unless Gateway MHC is advised in writing by the appropriate Regulatory Authority that approval of Gateway MHC Members is not required. Gateway MHC shall submit this Agreement and/or the Mergers contemplated herein to Gateway MHC Members for their approval, and the Board of Directors of Gateway MHC shall recommend approval of this Agreement to the Gateway MHC Members.
(b)    From and after the date of this Agreement, the Investors Parties and the Gateway Parties shall each:
(i)    Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) any required Member Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Mergers and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;
(ii)    Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either Party from making any disclosure which its counsel deems necessary, provided that the disclosing Party notifies the other Party reasonably in advance of the timing and contents of such disclosure;
(iii)    Maintenance of Insurance. Maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;
(iv)    Maintenance of Books and Records. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; and
(v)    Taxes. File all Federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.
Section 5.10 Employee and Termination Benefits; Directors and Management
(a)    Employees and Employee Benefits. Except as otherwise provided in this Section 5.10, as of or after the Bank Merger Effective Date, and at Investors Bank’s election and subject to the requirements of the IRC and ERISA, the Gateway Employee Plans may continue to be maintained separately, consolidated, or terminated, provided that if any Gateway Employee Plan is frozen or terminated, Continuing Employees (as defined below) who were participants in such Gateway Employee Plan shall be eligible to participate in any Investors Employee Plan of a similar character (to the extent that one exists), other than any Investors Party non-qualified deferred compensation plan, employment agreement or change in control agreement or similar-type of severance arrangement, without any gap in coverage (subject to the conditions set forth in this Section 5.10(a)). An Investors Party may request that a Gateway Party terminate or freeze any Gateway Employee Plan that is a Qualified Plan, effective prior to or as of the Closing Date, by notice in writing issued to the Gateway Party no later than ninety (90) days, in the case of a defined benefit pension plan, and no later than thirty (30) days, in the case of a defined contribution plan, prior to the Closing Date. Employees of a Gateway Party or a Gateway Subsidiary who are participants in such Gateway Employee Plan(s) and who continue employment with an Investors Party (“Continuing Employees”) shall receive credit for service with a Gateway Party or Gateway Subsidiary for purposes of eligibility and vesting determination but not for benefit accrual purposes in any Investors Employee Plan for which such persons are eligible, provided, however, that credit for prior service shall be given under the Investors ESOP and Investors Pension Plan only for purposes of determining eligibility to participate in such plans and not for vesting purposes. It is the intention of the Investors Parties to permit Continuing Employees to participate in the Investors Employee Plans that are tax-qualified plans immediately following the Closing Date, however, nothing herein shall be construed to require Continuing Employees to receive a benefit accrual or contribution under a Gateway Employee Plan and an Investors Employee Plan of the same type and for the same year if such Gateway Employee Plan has not been terminated. In the event of termination of any Gateway Employee Plan that is a Qualified Plan, a Gateway Party, prior to the Bank Merger Effective Date, or an Investors Party, after the Bank Merger Effective Date, shall as soon as practicable apply for a favorable determination letter from the IRS with respect to such termination and shall not distribute the accrued benefit or account balances under such Gateway Employee Plan, other than those distributions required by law, until receipt of such favorable determination letter.
(b)    In the event of any termination or consolidation of any Gateway health, disability or life insurance plan with any Investors health, disability or life insurance plan, Investors shall make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis and subject to the same terms as it provides such coverage to similarly situated Investors employees. Unless a Continuing Employee affirmatively terminates coverage under a Gateway health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Investors health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Gateway health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health, disability or life insurance plans, programs and benefits common to all similarly situated employees of Investors and their dependents. Preexisting conditions will be subject to the provisions of HIPAA. A Continuing Employee’s service with GCF Bank shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under an Investors health plan shall be required to satisfy the deductible limitations of the Investors health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Gateway health plan, except to the extent Gateway or such Continuing Employee shall provide substantiation in a form reasonably satisfactory to Investors of the dollar amount of such deductibles that have been satisfied for such Continuing Employees. In the event of a termination or consolidation of any Gateway health plan, terminated Gateway employees and qualified beneficiaries will have the right to continued coverage under group health plans of Investors in accordance with COBRA. In addition, Continuing Employees will be required to seek reimbursement of claims arising prior to the Bank Merger Effective Date from the Gateway health plan and shall not be entitled to seek reimbursement of claims arising prior to the Bank Merger Effective Date from the Investors health plan. Until the Bank Merger Effective Date, Gateway shall be liable for all obligations for continued health coverage pursuant to COBRA with respect to each GCF Bank qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Bank Merger Effective Date. Investors shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each GCF Bank qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Bank Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Bank Merger Effective Date for each GCF Bank qualified beneficiary who incurs a qualifying event before the Bank Merger Effective Date.
(c)     Except as specifically set forth in this Section 5.10(c), nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Gateway who becomes an employee of Investors. It is the intention of Investors Bank to retain as many GCF Bank employees as practicable. Any employee of a Gateway Party, other than an employee who is a Party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on an Involuntary Termination within one year following the Bank Merger Effective Date shall receive a lump sum severance payment from Investors Bank equal to two weeks pay at the rate then in effect, for each full year of employment with a Gateway Party (which years do not have to be consecutive and shall be in the aggregate), with a minimum severance payment of two weeks and up to a maximum severance payment of 26 weeks, provided that such employee enters into a release of claims against the Gateway Parties and the Investors Parties, their Subsidiaries and affiliates in a customary form reasonably satisfactory to Investors Bancorp.
(d)    As promptly as practicable following the Closing Date, Investors Bank shall appoint all members of the GCF Bank Board of Directors as of the date of this Agreement as paid members of the GCF Bank advisory board (the “Advisory Board”), the function of which will be, among other things, to advise Investors Bank with respect to the GCF Bank market area, deposit and lending activities and customer relationships. The Advisory Board shall meet quarterly, and each advisory board member shall receive an annual advisory board fee Previously Disclosed by Investors Bancorp for a period of at least two years. Investors Bank shall maintain the Advisory Board for a period of no less than five (5) years.
(e)    As an inducement to Bruce Haines, Acting President and Chief Executive Officer of GCF Bank, to remain employed with Investors Bank for a period of up to six months following the Bank Merger Effective Date (the “Retention Period”), to facilitate the conversion of systems and general integration of GCF Bank with and into Investors Bank, Investors Bank will pay Mr. Haines his base salary at the annual rate in effect on the date hereof during the Retention Period. In addition, Investors Bank will pay Mr. Haines a retention bonus of $190,000 in a lump sum on the first payroll date of Investors Bank immediately following the earlier of: (i) the expiration of the Retention Period, or (ii) upon his Involuntary Termination, provided he has remained employed by Investors Bank through such date, and provided that he has executed a release of claims against the Gateway Parties and the Investors Parties, in a customary form reasonably satisfactory to Investors Bancorp, and subject to any required regulatory approvals or limitations. Mr. Haines shall not be eligible to receive the severance or retention payments set forth in Sections 5.10(c) and 5.10(h) hereof, respectively.
(f)    The Investors Parties will honor all Previously Disclosed employment, change in control, severance and other agreements with Gateway employees that remain in existence as of the Effective Time, subject to any regulatory approvals or limitations (the “Gateway Severance Agreements”). Gateway has Previously Disclosed the payments and benefits that would be made or provided under each Gateway Severance Agreement, assuming a change in control and termination of employment had occurred as of December 31, 2012.
(g)    Gateway has Previously Disclosed each individual (“Participant”) who has entered into an Executive Incentive Retirement Plan Agreement and/or a Director Fee Continuation Plan Agreement (collectively, the “Gateway Non-Qualified Agreements”) and the amount of their projected accrued benefits thereunder as of December 31, 2012, assuming a change in control and termination of employment or service had occurred as of such date. Investors Bancorp shall at the Effective Time (i) take such actions as permitted to irrevocably terminate each Gateway Non-Qualified Agreement; and (ii) subject to the execution of a release of claims against the Investors Parties, their Subsidiaries and affiliates in a customary form reasonably satisfactory to Investors Bancorp with respect to the Participant’s contractual rights under the Gateway Non-Qualified Agreements, distribute to each Participant in accordance with the terms of the Gateway Non-Qualified Agreements and Section 409A of the IRC, a lump sum cash amount equal to the liquidation value of such Participant’s accrued benefit. The liquidation value of each Participant’s accrued benefit under his or her Gateway Non-Qualified Plan Agreement to be paid at the Effective Time shall be determined by Gateway and approved by Investors Bancorp by no later than five (5) business days prior to the Effective Time.
(h)    Investors Bancorp, Investors Bank, Gateway and GCF Bank agree to jointly establish a retention bonus pool to be paid to certain designated Continuing Employees, with such recipients, amount of payments and timing of payments to be agreed to in writing by the parties no later than 30 days following the date of this Agreement (the “Retention Bonus Pool Agreement”).  Such payments shall be made to the applicable individuals if they are still employed by one of the parties upon their designated “work through” date as set forth in the Retention Bonus Pool Agreement.  The aggregate amount of such retention bonuses payable under the Retention Bonus Pool Agreement shall not exceed $190,000.
Section 5.11 Duty to Advise; Duty to Update the Investors Disclosure Schedules
The Investors Parties shall promptly advise the Gateway Parties of any change or event having a Material Adverse Effect on Investors or which an Investors Party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. The Investors Parties shall update the Investors Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Investors Disclosure Schedules. The delivery of such updated Investors Disclosure Schedule shall not relieve Investors from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.
Section 5.12 GCF Bank Branches.
It is the intention of Investors Bank to retain all GCF Bank branches following the Mergers, with a view toward increasing customer access and improving the quality of service.
ARTICLE VI
CONDITIONS

Section 6.01 Conditions to the Obligations of Both Parties Under this Agreement
The respective obligations of each Party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a)    Injunctions. None of the Parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Regulatory Authority, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

(b)    Regulatory Approvals. The Mergers shall have received all required approvals of Regulatory Authorities, and all notice and waiting periods required thereunder shall have expired or been terminated;

(c)    Approval of the Gateway MHC Members. This Agreement and the transactions contemplated hereby, shall have been approved, to the extent required by the Regulatory Authorities, by the Gateway MHC Members by such vote as is required;

(d)    Tax Opinion. On the basis of facts, representation and assumptions which shall be consistent with the state of facts existing at the Closing Date, the Parties shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. substantially to the effect that, for Federal income tax purposes each of the Mergers when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code, and there will be no material adverse tax consequences to the Parties or their depositors or stockholders.
Section 6.02 Conditions to the Obligations of the Gateway Parties Under this Agreement
The obligations of the Gateway Parties under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by a Gateway Party pursuant to Section 8.03 hereof:
(a)    Corporate Proceedings. All action required to be taken by, or on the part of, the Investors Parties to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by the Investors Parties, and the Gateway Parties shall have received certified copies of the resolutions evidencing such authorizations;
(b)    Covenants. The obligations and covenants of each Investors Party required by this Agreement to be performed by the Investors Parties at or prior to the Closing Date shall have been duly performed and complied with in all material respects;
(c)    Representations and Warranties. Each of the representations and warranties of the Investors Parties in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date;
(d)    No Material Adverse Effect. Since December 31, 2012, there shall not have occurred any Material Adverse Effect with respect to an Investors Party;
(e)    Officer’s Certificate. Investors Bancorp shall have delivered to GCF Bank a certificate, dated the Closing Date and signed, without personal liability, by an executive officer, to the effect that the conditions set forth in subsections (a) through (d) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same.
Section 6.03 Conditions to the Obligations of the Investors Parties Under this Agreement
The obligations of Investors hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Investors pursuant to Section 8.03 hereof:
(a)    Corporate Proceedings. All action required to be taken by, or on the part of, the Gateway Parties to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by the Gateway Parties and the Investors Parties shall have received certified copies of the resolutions evidencing such authorizations;
(b)    Covenants. The obligations and covenants of each Gateway Party required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;
(c)    Representations and Warranties. Each of the representations and warranties of the Gateway Parties in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.
(d)    No Material Adverse Effect. Since December 31, 2012, there shall not have occurred any Material Adverse Effect with respect to any Gateway Party;
(e)    Approvals of Regulatory Authorities. None of the Regulatory Approvals necessary to consummate the Mergers and the transactions contemplated by this Agreement shall include any term, condition or restriction upon any of the Investors Parties that Investors Bancorp reasonably determines is a Burdensome Condition;
(f)    Audited Financial Statements. The audited financial statements of Gateway MHC for the year ended December 31, 2012 are not materially inconsistent with the year end financial information reflected in the Call Report filed by GCF Bank for the quarter ended December 31, 2012; and
(e)    Officer’s Certificate. GCF Bank shall have delivered to Investors Bancorp a certificate, dated the Closing Date and signed, without personal liability, by the president or chief financial officer of GCF Bank, to the effect that the conditions set forth in subsections (a) through (d) of this Section 6.03 have been satisfied, to the best knowledge of the officer executing the same.
ARTICLE VII
TERMINATION, WAIVER AND AMENDMENT

Section 7.01 Termination
This Agreement may be terminated on or at any time prior to the Closing Date:
(a)    By the mutual written consent of the Parties hereto;
(b)    By either the Investors Parties, on the one hand, or the Gateway Parties on the other hand:
(i)    if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other Party (provided, that the termination party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) and the breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such other Party of notice in writing specifying the nature of such breach and requesting that it be remedied or by its nature cannot be cured prior to November 30, 2013; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(b)(i) unless the breach of representation, warranty, covenant or other obligation, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 6.02(b) (in the case of a breach of a covenant or other obligation by the Investors Parties), Section 6.02(c) (in the case of a breach of a representation or warranty by the Investors Parties), Section 6.03(b) (in the case of a breach of a covenant or other obligation of the Gateway Parties) or Section 6.03(c) (in the case of a breach of a representation or warranty by the Gateway Parties);
(ii)    if the Closing Date shall not have occurred on or before November 30, 2013, unless the failure of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such Party on or before the Closing Date;
(iii)    if either Party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or by the Investors Parties if Regulatory Approval includes a Burdensome Condition; or
(iv)    if the approval of the Gateway MHC members required for the consummation of the Mergers shall not have been obtained by reason of the failure to obtain the required vote at any timely, duly held meetings of members, or at any adjournment or postponement thereof.
Section 7.02 Effect of Termination
Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Sections 8.01, 8.02, 8.04, 8.06, 8.10 and 8.11 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of an Investors Party or a Gateway Party to the other, except that no Party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement or the Confidentiality Agreement dated March 1, 2013.
ARTICLE VIII
MISCELLANEOUS

Section 8.01 Expenses
Except as provided herein, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.
Section 8.02 Non-Survival of Representations and Warranties
All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date, other than those covenants set forth in Section 5.05 and Section 5.10, which will survive the Merger.
Section 8.03 Amendment, Extension and Waiver
Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the Parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any Party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed by duly authorized officers on behalf of the parties hereto. Any agreement on the part of a Party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such Party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 8.04 Entire Agreement; No Third Party Beneficiaries
(a) Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the Parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the Parties, both written and oral, with respect to its subject matter.
(b) This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any Party, other than the Parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than as otherwise provided pursuant to Sections 5.05 and 5.10(d) and (e) (unless such rights are limited in any way by any Regulatory Authority).
Section 8.05 No Assignment
Neither Party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other Party hereto.
Section 8.06 Notices
All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:
(a) If to Investors to:

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
Attn: Domenick A. Cama
Senior Executive Vice President and COO
Fax: (973) 924-5192

with a copy to:

Luse Gorman Pomerenk & Schick
5335 Wisconsin Avenue, NW
Washington, DC 20016
Attn:    John J. Gorman, Esq.
Fax: (202) 362-2902

(b) If to Gateway to:

Gateway Community Financial Corp.
381 Egg Harbor Road
Sewell, New Jersey 08080
Attn: Bruce Haines
Acting President and Chief Executive Officer
Fax: (856) 589-4219

with a copy to:

Stevens & Lee, P.C.
1415 Marlton Pike East
Suite 506
Cherry Hill, New Jersey
Attn: Edward C. Hogan, Esq.
Fax: (610) 371-7387

Section 8.07 Captions
The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.
Section 8.08 Counterparts
This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.
Section 8.09 Severability
If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the Parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.
Section 8.10 Governing Law
This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware, the state of incorporation of Investors Bancorp, except to the extent that Federal law shall be deemed to preempt such State law.

Section 8.11 Specific Performance
The Parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other Party’s seeking or obtaining such injunctive relief.
Section 8.11 Interpretation
The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

INVESTORS BANK

/s/ Kevin Cummings
By: Kevin Cummings
President and Chief Executive Officer

INVESTORS BANCORP, INC.

/s/ Kevin Cummings
By: Kevin Cummings
President and Chief Executive Officer

INVESTORS BANCORP, MHC

/s/ Kevin Cummings
By: Kevin Cummings
President and Chief Executive Officer

GCF BANK

/s/ Bruce Haines
By:     Bruce Haines
Acting President and Chief Executive Officer

GATEWAY COMMUNITY FINANCIAL CORP.

/s/ Bruce Haines
By: Bruce Haines
Acting President and Chief Executive Officer

GATEWAY COMMUNITY FINANCIAL, MHC

/s/ Bruce Haines
By: Bruce Haines
Acting President and Chief Executive Officer